UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2019
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 22, 2019, Ligand Pharmaceuticals Incorporated (“Ligand”), CyDex Pharmaceuticals, Inc. (“CyDex”), a wholly owned subsidiary of Ligand (together with Ligand, collectively the “Company”), and Acrotech Biopharma LLC (“Acrotech”) entered into an addendum (the “Addendum”) to that certain License Agreement between the Company and Spectrum Pharmaceuticals, Inc. (“Spectrum”), dated March 8, 2013 (the “License Agreement”). Acrotech is the successor-in-interest to Spectrum under the License Agreement.

Pursuant to the License Agreement, the Company granted to Acrotech an exclusive, nontransferable, worldwide license to certain patents and other intellectual property rights relating to Evomela, a Captisol-enabled melphalan IV formulation. Under the Addendum, the Company agreed to bring a claim against Alembic Global Holdings SA, Alembic Pharmaceuticals, Ltd., and Alembic Pharmaceuticals, Inc. (collectively “Alembic”) asserting that an Abbreviated New Drug Application (“ANDA”) submitted by Alembic to the U.S. Food and Drug Administration (“FDA”) infringed certain patent rights relating to Evomela, and on May 23, 2019, the Company filed a complaint as further described below (the “Alembic Lawsuit”). Acrotech agreed to pay a specified percentage of fees and costs incurred by the Company with respect to the Alembic Lawsuit, and the Company and Acrotech also agreed to certain matters with respect to the conduct and management of the Alembic Lawsuit. In addition, under the Addendum, the Company and Acrotech agreed to certain matters in connection with the conduct and management of an ongoing lawsuit filed by the Company in December 2017 against Teva Pharmaceuticals USA, Inc., Teva Pharmaceuticals Industries Ltd., and Actavis LLC (collectively, “Teva”), asserting that an ANDA filed by Teva similarly infringed certain patent rights relating to Evomela.

The foregoing summary of the terms of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum, a copy of which will be filed with the Securities and Exchange Commission by Ligand on its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2019. The Company intends to redact certain portions of the Agreement in accordance with Item 601 of Regulation S-K.

Item 8.01 Other Events.

On April 9, 2019, CyDex received a Notice of Paragraph IV certification from Alembic stating that Alembic had submitted an ANDA to the FDA seeking approval to manufacture, offer to sell, and sell a generic version of Evomela prior to the expiration of any of U.S. Patent Nos. 8,410,077 (“the ’077 patent”); 9,200,088 (“the ’088 patent”), 9,493,582 (“the ’582 patent”), and 10,040,872 (“the ’872 patent”), and alleging that these patents, each of which relates to Captisol, are invalid, unenforceable, and/or would not be infringed by Alemic’s ANDA product. On May 23, 2019, CyDex filed a complaint against Alembic, in the U.S. District Court for the District of Delaware, asserting that Alembic’s filing of its ANDA infringed the ’088 patent and ’582 patent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: May 24, 2019	By: /s/ Charles Berkman Name: Charles Berkman Title: Senior Vice President, General Counsel and Secretary